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                                                                   EXHIBIT 10.26


                               DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (the "Agreement") is made as of this 13th day of January, 2006 between Omrix Biopharmaceuticals, Inc., a Delaware corporation, (the "Company") and Fredric Price (the "Director") with respect to services to be performed for the Company by the Director. The parties' respective addresses are as set forth below their signature lines. In consideration of the mutual terms, conditions and covenants set forth herein, the Company and the Director hereby agree as follows:

1.    Purpose

      The Director wishes to be engaged, or to continue to be engaged, as a director by the Company and is willing to provide certain skills and abilities to the Company (the "Engagement"). Accordingly, this Agreement will define the terms upon which the Company will engage the Director.

2.    Duties and Services

      The Director will act as the Chairman of the Board of Directors of the Company ("Board") and will serve on Board Committees as voted on by the Board and the Committees, as the case may be. Initially, the Director will the Chairman of the Audit Committee of the Board, the Chairman of the Governance and Nominating Committee of the Board, a member of the Compensation Committee of the Board and advisor to the Company. The Director shall be subject to Internal Revenue Code 1099 tax reporting. Among the Director's duties will be presiding over meetings of the stockholders and meetings of the Board, calling special meetings of the Board, receiving Board and officer resignations, receiving accountings of transactions and of the financial condition of the Company and such other specific duties that are normal and customary to such position and as may reasonably be assigned to Director from time to time by the Board, including but not limited to assisting the Company in financings, such as an initial public offering ("IPO"), in strategic decision-making regarding partnerships, and in providing general guidance to management and the Board. The Director will report to the Board and coordinate his activities with the Board and the Company.

3.    Compensation and Stock Incentive Grant

      3.1 In addition to Thirty Thousand Dollars ($30,000) per year in his capacity as a director, the Director will be paid Ninety Thousand Dollars ($90,000) per year for service as Chairman of the Board, paid together in equal monthly installments of Ten Thousand Dollars ($10,000) (the "Monthly Payment") on the first business day of each month in arrears for services rendered to the Company, plus Reimbursable Expenses, as defined in Section 3.2 below. The Director shall spend as much time as is necessary to perform his Duties and Services as per Section 2 above on Company affairs commencing on the date hereof, and shall retain adequate records of same, which shall be made available to the Company upon request. The

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            Director agrees not to assume more than two additional Chairman of the Board director positions such as this one.

      3.2 Reimbursable Expenses shall include travel and out-of-pocket expenses necessary in order to perform services under this Agreement, including but not limited to parking, tolls, mileage at the rate of 37.5 cents per mile, business class airfare, necessary hotel accommodations and other expenses resulting from the Director's performance of services under this Agreement, provided that the Director shall have submitted to the Company written expense statements and other supporting documentation in a form that is reasonably satisfactory to the Company. For international travel, the Director will use the Company's services to obtain and issue the most economical electronic business class air tickets, whenever practical. The Company and the Director will equally share the cost of a Tandberg 1000 video conferencing system or Webex system (or one of similar performance at lower cost), which will facilitate the Director's interactions with members of Omrix's management and the Board.

      3.3 The Director shall be entitled to participate in Omrix's 2004 Equity Incentive Plan and has received a grant of non-qualified stock options exercisable for 300,000 shares at a strike price of $2.25, vesting over a four (4) year period with 25% of the shares vesting on January 13, 2006 and the balance in thirty six (36) approximately equal monthly installments.

4.    Nature of Relationship

      4.1 This Agreement is not an employment agreement. With the exception of the stock grant referenced in paragraph 3.3 above and any and all benefit plans from time to time in effect for members of the Board generally, the Director is not entitled to any of the benefits that the Company provides to its employees.

      4.2 The Director shall be solely responsible for taxes and other wage deductions incurred as a result of performing services under this Agreement. The Company will not pay or withhold federal, state or foreign government payroll taxes of any kind, including but not limited to FICA, FUTA and MUTA, with respect to its payments to the Director.

5.    Non-Disclosure, Inventions and Non-Competition Agreement

      The Director has executed and will be bound by the Non-Disclosure, Inventions, and Non-Competition Agreement between the Company and the Director, dated January 13, 2005, the terms of which are expressly incorporated into this Agreement.


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6.    Term and Termination

      6.1 Unless earlier terminated pursuant to this Section 6.1, the term of service as the Chairman of the Board shall be governed by the organizational documents of the Company and shall expire at the annual meeting of stockholders of the Company held in 2008. If (i) the Director is terminated for Cause, as defined in Exhibit A, or
            (ii) the Director resigns without Good Reason, as defined in Exhibit A, the Director shall retain such portion of the Director's options under Section 3.3, which have vested as of the termination date and the Director shall have 30 days from the termination date to exercise such vested options, all as provided in the option grant. If (i) the Director is terminated without Cause, as defined in Exhibit A, or (ii) the Director resigns for Good Reason, as defined in Exhibit A, the Director shall retain such portion of Director's options under Section 3.3 that vest within two years of the termination date, such vesting shall accelerate to the termination date, and the Director shall have 365 days from the termination date to exercise such vested options, all as provided in the option grant and, in addition, the Director shall receive twelve (12) Monthly Payments as specified in Section 3.1.

      6.2 Upon termination of this Agreement for any reason, or at any time upon request of the Company, the Director will immediately return to the Company all property belonging to the Company, including without limitation all Confidential Information, as defined in the Company's Non-Disclosure, Inventions and Non-Competition Agreement, in the Director's possession or control, and all notes, drawings, lists, memoranda, magnetic disks or tapes, or other recording media containing such Confidential Information, whether alone or together with non-confidential information, all documents, reports, files, memoranda, records, software, credit cards, door and file keys, computer access codes, disks and instruction manuals, or any other physical or personal property that the Director received, prepared, or helped prepare in connection with his performance of services under this Agreement. If any such property is not in the Director's possession or control, the Director will use his best efforts to obtain and return the same, and the Director will not retain any copies, duplicates, reproductions, or excerpts thereof, nor will the Director show or give any of the above to any third party.

      6.3 The parties acknowledge and agree that if, notwithstanding the foregoing, this Agreement should terminate by operation of law or for any other reason, the Director's obligations under this Agreement, including without limitation the obligations under the Company's Non-Disclosure, Inventions and Non-Competition Agreement, shall survive and continue in full force and effect, as shall the Director's obligation to return all of the Company's property, including but not limited to all Confidential Information.


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7.    Miscellaneous

      7.1 Waiver of Breach. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect that party's right, at a later time, to enforce the same. A waiver or consent given by the any party on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

      7.2 Notices. All notices, requests, demands and any other communications hereunder shall be made in writing and shall be deemed to have been duly given if and when delivered (including delivery by confirmed facsimile or email transmission), or three days after being sent by recognized overnight delivery service, addressed to the Company and the Director at their respective addresses shown below the signature lines hereof, or such other address as either may notify to the other from time to time.

      7.3 Assignment; Binding Effect. No interest in this Agreement or in the Director's rights or obligations hereunder may be assigned by the Director, and any such purported assignment shall be void and of no force or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted, to the Company's assigns.

      7.4 Entire Agreement; Amendment. This Agreement and its attachments constitute the entire agreement between the parties with respect to the subject matter hereof, and unless otherwise provided herein, supersedes all prior agreements or understandings, written or oral, in respect thereof, whether express or implied. This Agreement may be released, discharged, abandoned, supplemented, amended, changed, modified, renewed, extended or cancelled, and the terms or covenants hereof may be waived, only by a written instrument of concurrent or subsequent date, signed by the Director and by a duly authorized officer or representative of the Company, or in the case of a waiver, signed by the party waiving compliance.

      7.5 Governing Law. This Agreement shall in all events and for all purposes be governed by and construed in accordance with the laws of the State of Delaware without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

      7.6 Construction. The terms of this Agreement are contractual in nature and not a mere recital, and it shall take effect as a sealed document. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the parties. This Agreement may be executed in two or more


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            counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading and proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an originally executed counterpart thereof.

      7.7 Director Representations. The Director represents and warrants that neither the execution and delivery of this Agreement nor the service as the Chairman of the Board as described herein shall conflict with or result in a breach of any of the terms, conditions or provisions of any agreement to which the Director is a party or is bound.

      7.8 Enforcement. The parties recognize and acknowledge that the Director is engaged under this Agreement to render services of a unique character, requiring special expertise and experience by the Director. Breach of any of the Director's obligations would injure the Company; such injury is likely to be difficult to measure; and monetary damages, even if ascertainable, are likely to be inadequate compensation for such injury. Therefore, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by the Director of all costs incurred by the Company in enforcing any provision of this Agreement against the Director, including reasonable attorney's fees. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies.

      7.9 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and all other provisions shall remain in full force and effect. If any provision of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

      7.10 Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Director's relationship with the Company, including claims for discrimination, claims based on common law or statute, either during the term of this Agreement or afterwards, between the parties, their assignees, affiliates, attorneys, or agents, but excluding any claims arising out of or relating to the Company's Non-Disclosure, Inventions, and Non-Competition Agreement, shall be settled by arbitration. The Parties agree that prior to initiating arbitration they will attempt in good faith to settle any such disputes amicably. Arbitration shall be conducted by a single arbitrator in accordance with the then-prevailing National Rules for the


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            Resolution of Employment Disputes of the American Arbitration
            Association, sitting in Boston, Massachusetts. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this Section 7.10 shall be construed as precluding the Company or the Director from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential the existence of the claim, controversy or dispute from third parties, other than the arbitrator, except that the Director may disclose the existence of the arbitration proceedings to the Director's spouse, attorneys and financial advisors, or to the extent such disclosure is required by federal or state law or as otherwise agreed to in writing by the Director and an authorized agent of the Company, and the Company may disclose the existence of the arbitration proceedings for any reasonable business purpose or to anyone that the Company, in its discretion, believes needs to know the information being disclosed, or as otherwise required by law.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DIRECTOR,                             Omrix Biopharmaceuticals, Inc.


By:     /s/ Fredric D. Price           By:      /s/ Robert Taub
   ---------------------------            ----------------------------------
   Fredric D. Price                       Name: Robert Taub
                                          Title:   CEO
   64 Quarry Lane
   Bedford, New York 10506


   Telephone: 914-234-2268
   Fax: 914-234-6684
   Cell: 914-645-1130


                        By:      /s/ Douglas A. Cotter
                           ----------------------------------
                           Name: Douglas A. Cotter
                           Title:   Director


             [SIGNATURE PAGE TO DIRECTOR AGREEMENT WITH F. PRICE]


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                                    Exhibit A

                                   Definitions

1. Cause. For purposes of this Agreement, "Cause" shall mean any one or more of the following:

      (a) The breach by the Director of any of the terms of this Agreement (other than items 1. (b) and (e) - (i) below) or any other agreements executed in connection herewith, provided that the Director has not cured such breach within thirty (30) days after the Company has sent or delivered written notice of the same to the Director and the Director's last known address on file with the Company;

      (b) Disloyalty, gross negligence or dishonesty of the Director in rendering services to the Company in accordance with his obligations under this Agreement;

      (c) The failure or refusal of the Director to render services to the Company in accordance with his or her obligations under this Agreement;

      (d) The commission by the Director of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company or the commission by the Director of any other action which injures the Company;

      (e) The conviction, or plea of nolo contendere, by the Director of a felony;

      (f) The commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company; or

      (g) The breach by the Director of the Nondisclosure, Inventions and Non-Competition Agreement referenced in Paragraph 5 of this Agreement.

2. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any one or more of the following, provided that the Director has provided the Company with written notice of the same and the Company has failed to cure such Good Reason within thirty (30) days of receipt of such written notice:

      (a) A reduction in the Director's compensation or benefits as set forth in the Agreement, other than in connection with a company-wide reduction of employee and/or Director compensation or benefits;

      (b) A failure by the Company to pay to the Director when due any compensation or other material benefit due to him; or


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      (c)   A breach by the Company of any material term or provision of this
            Agreement.

      (d) The removal of the Director from his position as Chairman of the Board other than for Cause as defined above.